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                                                                    Exhibit 99.1


              SIVAULT SYSTEMS SECURES $2 MILLION BRIDGE FINANCING


SAN JOSE, Calif., April 7, 2005 - SiVault Systems, Inc. (OTCBB: SVTL.OB), a leading provider of products and services for the secure authentication, processing, storage and retrieval of signature-based medical, financial and retail electronic transactions and documents, announced today that it has secured bridge financing totaling $2 million, led by Company's Chairman Gil Amelio, Sienna Ventures and members of the executive team.

The bridge financing will be used for working capital as the company builds upon its unique hosted services offerings and attracts additional major customers.

"We're pleased to have closed this financing from the key executives at SiVault Systems. This is a true testament to our management's confidence in the company. The financing will enhance the company's ability to continue unabated with the execution of its business model," said Emilian Elefteratos chief executive officer and president.

"We deliver significant value to our target markets and demand for our services is growing rapidly. This additional funding will enable us to deliver on our commitment of quality services to the retail, healthcare, financial services, and government markets," said Mr. Elefteratos.

To date, SiVault Systems had recruited key industry talent and senior executives to its management team to enhance its core product development and cultivate key relationships within the targeted markets. The Company also introduced its SiSeal(TM) and SiSeal Webmail(TM) products and service offerings to the market, as well as garnered important channel partner relationships.


ABOUT SIVAULT SYSTEMS (WWW.SIVAULT.COM)
Founded in 1999, SiVault Systems is a recognized leader in the secure storage and retrieval of signed documents and biometric signature-based authentication for processing of online transactions. SiVault Systems' services are 100% compliant with regulations and standards in the retail and healthcare industries for authentication, authorization, transmission and storage of data. For more information, visit the companies' web site at http://www.sivault.com.


Application of the Safe Harbor of the Private Securities Litigation Reform Act of 1995:
This press release contains "forward-looking statements" within the meaning of the U.S. federal securities laws, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. SiVault Systems, Inc. cautions readers that statements regarding this transaction, the timing of such a transaction and any other future aspect relating to such a transaction are forward-looking statements and are based on management's current expectations, estimates and projections. Words such as "expects", "anticipates", "estimates", "believes", or statements indicating certain actions "may", "could", or "might" occur and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks and uncertainties, including the Company's ability to market its products and services in a competitive environment, as well as other factors, many of which are beyond the Company's control and are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. For additional information on these uncertainties, please see the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. SiVault Systems and its logo are trademarks of SiVault Systems, Inc. All other trademarks are the property of their respective holders.

Contacts:
SiVault Systems Inc.
Emilian Elefteratos
408-321-5100


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